Exhibit 10.26

AMENDMENT TO EMPLOYMENT AGREEMENT

This amendment to the Employment Agreement, dated July 1, 2014 (the “Agreement”), is made as of September 22, 2014, between PRA Health Sciences, Inc. (f/k/a PRA Global Holdings, Inc.), a Delaware corporation (the “Parent”), PRA International, a Delaware corporation (the “Company”), and Colin Shannon (the “Executive” and together with the Parent and the Company, the “Parties”) (this “Amendment”).

WHEREAS, the Parties desire to amend the Agreement, as set forth below.

NOW THEREFORE, the Agreement is hereby amended as follows:

1.                                      The following shall be inserted after the last sentence of Section 22(b) of the Agreement:

“Notwithstanding anything in this Agreement to the contrary, if the Executive is deemed by the Company at the time of the Executive’s separation from service to be a “specified employee” for purposes of Section 409A and to the extent delayed commencement of any portion of the payments to which the Executive is entitled under this Agreement is required in order to avoid subjecting the Executive to additional tax or interest (or both) under Section 409A, then any such payment shall not be provided to the Executive prior to the earlier of (i) the expiration of the six (6) month period measured from the date of the separation from service or (ii) the date of the Executive’s death.  Upon the first business day following the expiration of the applicable period, all payments deferred pursuant to the preceding sentence shall be paid in a lump sum to the Executive (or, if applicable, the Executive’s estate, heirs or legal representatives), and any remaining payments due to the Executive under this Agreement shall be paid as otherwise provided herein.”

2.                                      Except as provided herein, all other terms of the Agreement will remain in full force and effect.  The laws of the State of North Carolina shall be the controlling law in all matters relating to this Amendment without giving effect to principles of conflicts of laws, and any dispute arising out of, relating to or in connection with this Amendment shall be subject to the same dispute resolution procedures as provided in the Agreement with respect to any dispute thereunder.

3.                                      This Amendment shall be effective upon execution by the Parties.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Amendment.

Executive

/s/ Colin Shannon
Colin Shannon

PRA Health Sciences, Inc.

By:	/s/ Ali J. Satvat
	Name:	Ali J. Satvat
	Title:	Director

PRA International

By:	/s/ Linda Baddour
	Name:	Linda Baddour
	Title:	Chief Financial Officer

[Signature Page for Colin Shannon’s Amendment to Employment Agreement]